Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Forms S-3 (filed in October 2000 and March 2001) and on Form S-8 (filed in November 1997) of Penn Octane Corporation of our report dated February 15, 2007, which appears on page 47 of this annual report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2006.

/s/ BURTON McCUMBER & CORTEZ, L.L.P.

Brownsville, Texas
August 3, 2007